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                                                                      EXHIBIT 22

LIST OF SUBSIDIARIES

Syratech Holding Corporation (NY)
Wallace International Silversmiths, Inc. (DE)
International Silver Company (DE)
Towle Manufacturing Company (DE)
Farberware Inc. (DE)
Silvestri, Inc. (DE)
Rauch Industries, Inc. (NC)
Leonard Florence Associates, Inc. (MA)
Wallace International de Puerto Rico, Inc. (DE)
PMW Silver de Puerto Rico, Inc. (DE)
International Silver de Puerto Rico, Inc. (DE)
C.J. Vander Ltd. (United Kingdom)
Vander Properties Limited (United Kingdom)
C.J. Vander (Antiques) Limited (United Kingdom)
Roberts & Belk Limited (United Kingdom)
John Biggin Limited (United Kingdom)
Modern Silverware Products Limited (United Kingdom)
Syratech Hong Kong (Ltd.) (Hong Kong)
Westmorland Sterling, Inc. (MA)
Rosemar Silver Company, Inc. (DE)
Towle Holloware, Inc. (DE)
Syratech Silver Sales Corp. (GA)
CHI International, Inc. (MD)
Towle Canada Limited (Ontario, Canada)
Wallace International Silversmiths, Inc. (DE)
Amlegion Revere Realty Trust (MA Trust)
Syratech Security Corporation (MA)
Rocharo, Inc. (NY)
Northstar Inc. (NC)
Holiday Products, Inc. (NC)